Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-249530) of IN8bio, Inc. of our report dated March 31, 2021, on our audits of the financial statements of IN8bio, Inc as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”

/s/ CohnReznick LLP

Tysons, Virginia

March 31, 2021